UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
__________________________________________________

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2020
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.
On July 20, 2020, concurrent with the consummation of the ERI/Caesars Merger (as defined below), VICI Properties Inc., a Maryland corporation (together with its subsidiaries, as applicable, the “Company”) and Eldorado Resorts, Inc., a Nevada corporation (together with its subsidiaries, as applicable, “ERI”) entered into the agreements described below (each of which were entered into in accordance with the terms of that certain Master Transaction Agreement, dated as of June 24, 2019, by and between the Company and ERI (the “Master Transaction Agreement” and the transactions contemplated thereunder, the “Eldorado Transaction”). Following the consummation of the merger of a subsidiary of ERI with and into Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), with Caesars surviving as a wholly owned subsidiary of ERI (the “ERI/Caesars Merger”), ERI converted to a Delaware corporation and was renamed Caesars Entertainment, Inc. (together with its subsidiaries, as applicable, “CEI”).
Creation of Las Vegas Master Lease; Lease Amendments and Terminations
The lease agreement for Caesars Palace Las Vegas (as amended from time to time, the “CPLV Lease Agreement”) was combined with the lease agreement for the Harrah’s Las Vegas property (as amended from time to time, the “HLV Lease Agreement”) into a single Las Vegas master lease (the “Las Vegas Master Lease Agreement”) upon the consummation of the Eldorado Transaction. In consideration of a payment by the Company to the tenant under the CPLV Lease Agreement of $1,189.9 million (the “CPLV Lease Amendment Payment”), the CPLV Lease Agreement was amended to (i) increase the annual rent payable to the Company thereunder by $83.5 million (the “CPLV Additional Rent Acquisition”) and (ii) provide for the amended terms described below, and in consideration of a payment by the Company to the tenant under the HLV Lease Agreement of $213.8 million (the “HLV Lease Amendment Payment”), the HLV Lease Agreement was terminated, and the annual rent previously payable to the Company with respect to the Harrah’s Las Vegas property was increased by $15.0 million (the “HLV Additional Rent Acquisition”) under the Las Vegas Master Lease Agreement. The Harrah’s Las Vegas property is also now subject to the higher rent escalator under the Las Vegas Master Lease Agreement.
In addition, each of the Las Vegas Master Lease Agreement, the lease agreement for regional properties leased to Caesars prior to the consummation of the Eldorado Transaction, other than the facilities in Joliet, Illinois (as amended from time to time, the “Non-CPLV Lease Agreement” and the lease agreement for such properties leased to CEI after the consummation of the Eldorado Transaction, the “Regional Lease Agreement”) and the lease agreement for the facilities in Joliet, Illinois (as amended from time to time, the “Joliet Lease Agreement”) (collectively, the “Caesars Lease Agreements”) was amended to, among other things, (i) remove the rent coverage floors, which coverage floors serve to reduce the rent escalators under such leases in the event that the “EBITDAR to Rent Ratio” (as defined in the applicable Caesars Lease Agreements) coverage is below the stated floor and (ii) extend the term of each such lease by such additional period of time as necessary to ensure that each lease will have a full 15-year initial lease term following the consummation of the ERI/Caesars Merger. The Regional Lease Agreement was also amended to, among other things: (a) permit the tenant under the Regional Lease Agreement to cause facilities subject to the Regional Lease Agreement that in the aggregate represent up to five percent of the aggregate EBITDAR of (i) all of the facilities under such Regional Lease Agreement and (ii) the Harrah’s Joliet facility, for the 2018 fiscal year (defined as the “2018 EBITDAR Pool” in the Regional Lease Agreement, without giving effect to any increase in the 2018 EBITDAR Pool as a result of a facility being added to the Regional Lease Agreement) to be sold (whereby the tenant and landlord under the Regional Lease Agreement would sell the operations and real estate, respectively, with respect to such facility), provided, among other things, that (A) the Company and CEI mutually agree to the split of proceeds from such sales, (B) such sales do not result in any impairment(s)/asset write down(s) by the Company, (C) rent under the Regional Lease Agreement remains unchanged following such sale and (D) the sale does not result in the Company recognizing certain taxable gain; (b) restrict the ability of the tenant thereunder to transfer and sell the operating business of Harrah’s New Orleans and Harrah’s Atlantic City to replacement tenants without the Company’s consent and remove such restrictions with respect to Horseshoe Southern Indiana (in connection with the restrictions applying to Harrah’s New Orleans) and Horseshoe Bossier City (in connection with the restrictions applying to Harrah’s Atlantic City), provided that the tenant under the Regional Lease Agreement may only sell such properties if certain terms and conditions are met, including that replacement tenants meet certain criteria provided in the Regional Lease Agreement; and (c) require that the tenant under the Regional Lease Agreement complete and pay for all capital improvements and other payments, costs and expenses related to the extension of the existing operating license with respect to Harrah’s New Orleans, including, without limitation, any such payments, costs and expenses required to be made to the City of New Orleans, the State of Louisiana or any other governmental body or agency.
Additionally, in connection with the consummation of the transactions under the Harrah’s Purchase Agreements (as defined below) disclosed in Item 2.01 below, the Regional Lease Agreement was amended to include the properties purchased by the Company under the Harrah’s Purchase Agreements and leased back to CEI, with initial aggregate total annual rent payable to the Company and attributable to such properties increased by $154.0 million to $662.5 million and to adjust certain minimum capital expenditure requirements and other related terms and conditions as a result of such properties being included in the Regional Lease Agreement. In addition, the Company and CEI amended the golf course use agreement (as amended, the “Golf Course Use Agreement”) to, among other things, provide for a full 15-year initial term following the consummation of the ERI/Caesars Merger.
CEI has executed new guaranties with respect to the Las Vegas Master Lease Agreement (the “Las Vegas Lease Guaranty”), the Regional Lease Agreement (the “Regional Lease Guaranty”) and the Joliet Lease Agreement (the “Joliet Lease Guaranty” and, together with the Las Vegas Lease Guaranty and the Regional Lease Guaranty, the “CEI Guaranties”), guarantying the prompt and complete payment and performance in full of: (i) all monetary obligations of the tenants under the Caesars Lease Agreements, including all rent and other sums payable by the tenants under the Caesars Lease Agreements and any obligation to pay monetary damages in connection with any breach and to pay any indemnification obligations of the tenants under the Caesars Lease Agreements; and (ii) the performance when due of all other covenants, agreements and requirements to be performed and satisfied by the tenants under the Caesars Lease Agreements.
In connection with the entry into the amendments to the Caesars Lease Agreements and the CEI Guaranties described above, the Company and CEI terminated the Management and Lease Support Agreements dated as of October 6, 2017 with respect to each of the Caesars Lease Agreements (the “Caesars MLSAs”), pursuant to which, among other things, Caesars previously guaranteed the tenants’ monetary obligations under the Caesars Lease Agreements and the Guaranty of Lease dated as of December 22, 2017 (the “HLV Guaranty”) pursuant to which, among other things, a subsidiary of Caesars guaranteed the tenant’s obligations under the HLV Lease Agreement.
Harrah’s New Orleans Ground Lease
In connection with the completion of the purchase of Harrah’s New Orleans in New Orleans, Louisiana described in Item 2.01 below, the tenant’s leasehold interest in that certain Second Amended and Restated Lease Agreement (the “HNO Ground Lease”) dated as of April 3, 2020, by and among Jazz Casino Company, L.L.C., a Louisiana limited liability company (“JCC”), New Orleans Building Corporation (“NOBC”) and the City of New Orleans was assigned by JCC to the Company. The HNO Ground Lease sets forth the terms and conditions pursuant to which the Company leases from NOBC a portion of the land upon which Harrah’s New Orleans is located. Simultaneous with entering into the assignment of the HNO Ground Lease, the Company subleased its interest in the HNO Ground Lease to CEI in accordance with the terms and conditions of the Regional Lease Agreement. Pursuant to the Regional Lease Agreement, CEI is required to perform the Company’s obligations as tenant under the HNO Ground Lease, which includes the obligation to construct a new hotel intended to be located on the ground-leased premises and to expend at least $325.0 million in connection therewith. The HNO Ground Lease contains certain rights in favor of the Company should CEI fail to perform the Company’s obligations thereunder, including providing the Company with additional cure periods. If the Company is unable to cure a CEI default during any such additional cure period, then, subject to certain conditions more particularly set forth in the HNO Ground Lease, the Company will have a further additional period (up to 12-24 months) to seek to terminate CEI and enter into a replacement sublease with respect to the leased premises. If the Company fails to cure such default at the end of such additional cure period, NOBC would have the right to exercise remedies, including termination of the HNO Ground Lease, in which case the Company would no longer have any right, title or interest to the leased premises or the improvements located thereon.
Put-Call Agreements

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Centaur Properties Put-Call Agreement. Prior to the consummation of the ERI/Caesars Merger, the Company was party to a right of first refusal agreement with affiliates of Caesars with respect to two gaming facilities in Indiana - Harrah’s Hoosier Park and Indiana Grand (together the “Centaur Properties”). Upon the consummation of the Eldorado Transaction, the Second Amended and Restated Right of First Refusal Agreement between the Company and Caesars terminated in accordance with its terms, which included the right of first refusal that the Company had with respect to the Centaur Properties, and the Company entered into a Put-Call Right Agreement with CEI (the “Centaur Put-Call Agreement”), whereby (i) the Company has the right to acquire all of the land and real estate assets associated with the Centaur Properties at a price equal to 13.0x the initial annual rent of each facility (determined as provided below), and to simultaneously lease back each such property to a subsidiary of CEI for initial annual rent equal to the property’s trailing four quarters EBITDA at the time of acquisition divided by 1.3 (i.e., the initial annual rent will be set at 1.3x rent coverage) and (ii) CEI will have the right to require the Company to acquire the Centaur Properties at a price equal to 12.5x the initial annual rent of each facility, and to simultaneously lease back each such Centaur Property to a subsidiary of CEI for initial annual rent equal to the property’s trailing four quarters EBITDA at the time of acquisition divided by 1.3 (i.e., the initial annual rent will be set at 1.3x rent coverage). Either party will be able to trigger its respective put or call, as applicable, beginning on January 1, 2022 and ending on December 31, 2024. The Centaur Put-Call Agreement provides that the leaseback of the Centaur

Properties will be implemented through the addition of the Centaur Properties to the Regional Lease Agreement.

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Caesars Forum Convention Center. Upon consummation of the Eldorado Transaction, the Company entered into an Amended and Restated Put-Call Right Agreement (the “A&R Convention Center Put-Call Agreement”) with CEI amending and restating a put-call agreement related to the approximately 28 acres of land upon which the Caesars Forum Convention Center is built and/or otherwise used in connection with or necessary for the operation of the Caesars Forum Convention Center (collectively, the “Caesars Forum Convention Center”). The A&R Convention Center Put-Call Agreement provides (i) a put right in favor of CEI, which, if exercised, would result in the sale by CEI to the Company, and simultaneous leaseback by the Company to CEI, of the Caesars Forum Convention Center (the “Convention Center Put Right”) which may be exercised by CEI between January 1, 2024 and December 31, 2024 at a price equal to 13.0x the initial annual rent for Caesars Forum Convention Center as proposed by CEI (which shall be between $25.0 million and $35.0 million), (ii) if CEI exercises the Convention Center Put Right and, among other things, the sale of the Caesars Forum Convention Center to the Company does not close for certain reasons more particularly described in the A&R Convention Center Put-Call Agreement, a repurchase right in favor of CEI, which, if exercised, would result in the sale of the Harrah’s Las Vegas property by the Company to CEI (the “HLV Repurchase Right”) which may be exercised by CEI during a one-year period commencing on the date upon which the closing under the Convention Center Put Right transaction does not occur and ending on the day immediately preceding the one-year anniversary thereof for a price equal to 13.0x the rent of the Harrah’s Las Vegas property for the most recently ended annual period for which CEI’s financial statements are available as of CEI’s election to exercise the HLV Repurchase Right and (iii) a call right in the Company’s favor, which, if exercised, would result in the sale by CEI to the Company, and simultaneous leaseback by the Company to CEI, of the Caesars Forum Convention Center (the “Convention Center Call Right”) which may be exercised by the Company between January 1, 2027 and December 31, 2027 at a price equal 13.0x the initial annual rent for the Caesars Forum Convention Center as proposed by CEI (which shall be between $25.0 million and $35.0 million). In addition, in connection with the consummation of the transactions contemplated by the Company’s previously announced non-binding letter of intent pursuant to which the Company intends to lend $400.0 million to a subsidiary of CEI for a term of five years, with such loan secured by, among other things, a first priority fee mortgage on the Caesars Forum Convention Center (the “Forum Convention Center Mortgage Loan”), the Company will amend the A&R Convention Center Put-Call Agreement so that (i) the Convention Center Call Right, which is currently exercisable for the one-year period beginning January 1, 2027, will be exercisable by the Company from the scheduled maturity date of the Forum Convention Center Mortgage Loan until December 31, 2026 and (ii) if there is an event of default on the Forum Convention Center Mortgage Loan, the Convention Center Put Right, which is currently exercisable for the one-year period commencing on January 1, 2024, will not be exercisable and the Company at its option, may accelerate the Convention Center Call Right so that it is exercisable from the date of such event of default until December 31, 2026.

Rights of First Refusal

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Las Vegas Strip Assets ROFR. Upon the consummation of the Eldorado Transaction, the Company entered into a right of first refusal agreement with CEI (the “Las Vegas Strip ROFR Agreement”) pursuant to which the Company has the first right, with respect to the first two Las Vegas Strip assets described below that CEI proposes to sell, whether pursuant to a sale leaseback or a WholeCo sale, to a third party, to acquire any such asset (it being understood that the Company will have the opportunity to find an operating company should CEI elect to pursue a WholeCo sale). The Las Vegas Strip assets subject to the Las Vegas Strip ROFR Agreement are the land and real estate assets associated (i) with respect to the first such asset subject to the Las Vegas Strip ROFR Agreement, the Flamingo Las Vegas, Paris Las Vegas, Planet Hollywood and Bally’s Las Vegas gaming facilities, and (ii) with respect to the second asset subject to the Las Vegas Strip ROFR, the foregoing assets plus The LINQ gaming facility. If the Company enters into a sale leaseback transaction with CEI on any of these facilities, the leaseback may be implemented through the addition of such properties to the Las Vegas Master Lease Agreement.

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Horseshoe Baltimore ROFR. Upon the consummation of the Eldorado Transaction, the Company entered into a right of first refusal agreement with CEI (the “Horseshoe Baltimore ROFR Agreement”) pursuant to which the Company has the first right to enter into a sale leaseback transaction with respect to the land and real estate assets associated with the Horseshoe Baltimore gaming facility (subject to any consent required from CEI’s joint venture partners with respect to this asset).

The foregoing descriptions of the (i) Las Vegas Master Lease Agreement, (ii) Regional Lease Agreement, (iii) amendments to the Joliet Lease Agreement, (iv) Las Vegas Lease Guaranty, (v) Regional Lease Guaranty, (vi) Joliet Lease Guaranty, (vii) HNO Ground Lease, (viii) Centaur Put-Call Agreement, (ix) A&R Convention Center Put-Call Agreement, (x) Las Vegas Strip ROFR Agreement, (xi) Horseshoe Baltimore ROFR Agreement and (xii) amendment to the Golf Course Use Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each such document, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.9, Exhibit 10.10, Exhibit 10.11 and Exhibit 10.12, respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Agreement.
Termination of HLV Lease Agreement, HLV Guaranty and Caesars MLSAs
The information set forth in Item 1.01 with respect to the termination of the HLV Lease Agreement, the HLV Guaranty and the Caesars MLSAs is incorporated by reference into this Item 1.02.
Termination of Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City Call Right Agreements
Upon the consummation of the acquisition of the Harrah’s New Orleans, Harrah’s Atlantic City and Harrah’s Laughlin properties described in Item 2.01, each of the Company’s call right agreements dated as of October 6, 2017 relating to such properties was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Completion of Purchase of Harrah’s New Orleans, Harrah’s Atlantic City and Harrah’s Laughlin
On July 20, 2020, the Company acquired all of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City for an aggregate purchase price of $1,823.5 million. The Regional Master Lease Agreement was amended to, among other things, include each such property, with initial aggregate total annual rent payable to the Company increased by $154.0 million to $662.5 million, and to extend the initial term to July 2035 and to adjust certain minimum capital expenditure requirements and other related terms and conditions as described in Item 1.01 above. The Company completed these acquisitions pursuant to (i) a Purchase and Sale Agreement (the “Harrah’s New Orleans Purchase Agreement”) pursuant to which the Company agreed to acquire, and CEI agreed to cause to be sold, all of the fee and leasehold interests in the land and real property improvements associated with Harrah’s New Orleans in New Orleans, Louisiana for a cash purchase price of $789.5 million; (ii) a Purchase and Sale Agreement (the “Harrah’s Atlantic City Purchase Agreement”) pursuant to which the Company agreed to acquire, and CEI agreed to cause to be sold, all of the land and real property improvements associated with Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center in Atlantic City, New Jersey for a cash purchase price of $599.3 million; and (iii) a Purchase and Sale Agreement (the “Harrah’s Laughlin Purchase Agreement” and, collectively with the Harrah’s New Orleans Purchase Agreement and the Harrah’s Atlantic City Purchase Agreement, the “Harrah’s Purchase Agreements”) pursuant to which the Company agreed to acquire, and CEI agreed to cause to be sold, all of the equity interests in a newly formed entity that acquired the land and real property improvements associated with Harrah’s Laughlin Hotel & Casino in Laughlin, Nevada for a cash purchase price of $434.8 million.
In connection with the consummation of the transactions under the Harrah’s New Orleans Purchase Agreement, the HNO Ground Lease was assigned by JCC to the Company and the properties subject to the Harrah’s Purchase Agreements were leased back to CEI pursuant to the Regional Lease Agreement, each as described in Item 1.01. The information set forth in Item 1.01 with respect to the assignment of the HNO Ground Lease and the inclusion of the properties subject to the Harrah’s Purchase Agreements in the Regional Lease Agreement is incorporated by reference into this Item 2.01.
The foregoing description of the Harrah’s Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Harrah’s New Orleans Purchase Agreement, the Harrah’s Atlantic City Purchase Agreement and the Harrah’s Laughlin Purchase Agreement, copies of which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On July 20, 2020, the Company issued a press release announcing the entry into the agreements contemplated by the Master Transaction Agreement and the consummation of the transactions contemplated by the Harrah’s Purchase Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information referenced in this Item 7.01 of this Current Report on Form 8-K, including the press release furnished as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The furnishing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. These forward-looking statements include, without limitation: the fact that the pending transactions described herein (including the Forum Convention Center Mortgage Loan) are subject to, among other things, the completion of due diligence and negotiation of definitive documentation, and may not be completed on the terms contemplated or at all; and the effects of any recently completed and pending transactions on us, including the post-transaction impact on our financial condition, financial and operating results, cash flows, strategy and plans.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
2.1
Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s New Orleans; New Orleans, Louisiana) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 26, 2019)

2.2
Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s Resort Atlantic City and Harrah's Atlantic City Waterfront Conference Center; Atlantic City, New Jersey) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 26, 2019)

2.3
Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s Laughlin Hotel & Casino; Laughlin, Nevada) (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on September 26, 2019)

10.1
Las Vegas Lease (Conformed through Second Amendment), dated as of July 20, 2020, by and among CPLV Property Owner LLC and Claudine Propco LLC as Landlord and, Desert Palace LLC, CEOC, LLC and Harrah’s Las Vegas LLC as Tenant

10.2†	Regional Lease (Conformed through Fifth Amendment), dated as of July 20, 2020, by and among the entities listed on Schedules A and B thereto and CEOC, LLC

10.3†	Second Amendment to Lease (Joliet), dated as of July 20, 2020, by and between Harrah’s Joliet Landco LLC and Des Plaines Development Limited Partnership

10.4
Guaranty of Lease entered into as of July 20, 2020 by and between Eldorado Resorts, Inc. (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date thereof), CPLV Property Owner LLC, and Claudine Propco LLC (Las Vegas Master Lease)

10.5
Guaranty of Lease entered into as of July 20, 2020 by and between Eldorado Resorts, Inc. (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date thereof) and the entities listed on Schedule A thereto (Regional Lease)

10.6
Guaranty of Lease entered into as of July 20, 2020 by and between Eldorado Resorts, Inc. (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date thereof) and Harrah’s Joliet Landco LLC (Joliet Lease)

10.7	Second Amended and Restated Lease Agreement, dated April 3, 2020, by and among Jazz Casino Company, L.L.C., New Orleans Building Corporation and the City of New Orleans

10.8	Put-Call Right Agreement entered into as of July 20, 2020 by and between Centaur Propco LLC and Caesars Resort Collection, LLC

10.9	Amended and Restated Put-Call Right Agreement entered into as of July 20, 2020 by and among Claudine Propco LLC and Eastside Convention Center, LLC

10.10
Right of First Refusal Agreement entered into as of July 20, 2020 by and between Eldorado Resorts, Inc. (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date thereof) and VICI Properties L.P. (Las Vegas Strip Assets)

10.11
Right of First Refusal Agreement entered into as of July 20, 2020 by and between Eldorado Resorts, Inc. (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date thereof) and VICI Properties L.P. (Horseshoe Baltimore)

10.12
Second Amendment, dated as of July 20, 2020 , to Golf Course Use Agreement, dated as of October 6, 2017, by and among Rio Secco LLC, Cascata LLC, Chariot Run LLC, Grand Bear LLC, Caesars Enterprise Services, LLC, CEOC, LLC and, solely for purposes of Section 2.1(c) thereof, Caesars License Company, LLC

99.1	Press Release of VICI Properties Inc., dated July 20, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Portions of the exhibits have been redacted because such information is (i) not material and (ii) could be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: July 21, 2020	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary